Exhibit 2.1

Execution Version

Dated September 25, 2014

CHIQUITA BRANDS INTERNATIONAL, INC.,

CHIQUITAFYFFES LIMITED,

CBII HOLDING CORPORATION,

CHICAGO MERGER SUB, INC.,

and

FYFFES PLC

AMENDMENT NO. 1 TO THE TRANSACTION AGREEMENT

THIS AMENDMENT NO. 1 TO THE TRANSACTION AGREEMENT is made on September 25, 2014 (this “Amendment”)

BETWEEN:

CHIQUITA BRANDS INTERNATIONAL, INC.,
a company incorporated in New Jersey
(hereinafter called “Chiquita”),

CHIQUITAFYFFES LIMITED
a company incorporated in Ireland
(formerly called Twombly One Limited and hereinafter called “IrHoldco”),

CBII HOLDING CORPORATION
a company incorporated in Delaware
(hereinafter called “Delaware Sub”),

CHICAGO MERGER SUB, INC.
a company incorporated in New Jersey
(hereinafter called “MergerSub”),

- and –

FYFFES PLC
a company incorporated in Ireland
(hereinafter called “Fyffes”, and together with Chiquita, IrHoldco, Delaware Sub and Merger Sub, the “Parties”)

RECITALS:

1.	Each of the Parties desires to amend and supplement the Transaction Agreement in certain respects as described in this Amendment.

NOW IT IS HEREBY AGREED as follows:

1.	Definitions.

1.1	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Transaction Agreement, dated as of March 10, 2014, by and among the Parties (the “Transaction Agreement”) except as otherwise provided in Clause 3(a) of this Amendment.

1.2	Construction

(a)	In this Amendment, words such as “hereunder”, “hereto”, “hereof” and “herein” and other words commencing with “here” shall, unless the context clearly indicates to the contrary, refer to the whole of this Amendment and not to any particular section or clause thereof.

(b)	In this Amendment, save as otherwise provided herein, any reference herein to a section, clause, schedule or paragraph shall be a reference to a section, sub-section, clause, sub-clause, paragraph or sub-paragraph (as the case may be) of this Amendment.

(c)	In this Amendment, any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof and shall also include any subordinate legislation made from time to time under such provision, and any reference to any provision of any legislation, unless the context clearly indicates to the contrary, shall be a reference to legislation of Ireland.

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(d)	In this Amendment, the masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

(e)	In this Amendment, any reference to an Irish legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than Ireland, be deemed to include a reference to what most nearly approximates in that jurisdiction to the Irish legal term.

(f)	In this Amendment, any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

(g)	In this Amendment, any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and all attachments thereto and instruments incorporated therein.

1.3	Captions

The headings or captions to the clauses in this Amendment are inserted for convenience of reference only and shall not affect the interpretation or construction thereof.

1.4	Time

In this Amendment, references to time are to Irish times unless otherwise specified.

1.5	Amendment

The Transaction Agreement shall continue in full force and effect save as amended by this Amendment. All references in the Transaction Agreement to “this Agreement”, “hereof“, “hereby”, “hereto”, “hereafter”, “herein” and other similar expressions shall be deemed to be references to the Transaction Agreement as amended by this Amendment. All references in the Transaction Agreement to the “Combination”, the “Scheme” or the “Scheme of Arrangement” shall, without limitation, refer to the “Combination”, the “Scheme” or the “Scheme of Arrangement” as revised or to be revised in accordance with the terms of this Amendment and the Announcement of Revision of Exchange Ratio.

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2.	Announcement of Revision of Exchange Ratio

2.1	Each Party confirms that its respective board of directors (or a duly authorised committee thereof) has approved the contents and release of the Announcement of Revision of Exchange Ratio.

2.2	Forthwith upon the execution of this Amendment, Fyffes shall, in accordance with, and for the purposes of, the Takeover Rules, procure the release of the Announcement of Revision of Exchange Ratio to a Regulatory Information Service by no later than 12:00 noon New York City time, on September 26, 2014, or such later time as may be agreed between the Parties in writing and Chiquita hereby confirms its consent to the release of the announcement in this manner.

2.3	Without prejudice to the obligations of Fyffes and Chiquita under the Transaction Agreement (which, should this Amendment not become effective, shall continue in full force and effect in accordance with its terms), the obligations of Fyffes and Chiquita under this Agreement, other than the obligations under Clause 2.2 above, shall be conditional on the release of the Announcement of Revision of Exchange Ratio to a Regulatory Information Service on September 26, 2014.

2.4	Fyffes confirms that, as of the date hereof, the Fyffes Board considers that the terms of the Scheme as to be revised in accordance with the terms of the Announcement of Revision of Exchange Ratio are fair and reasonable and the Fyffes Board has resolved to recommend to the Fyffes Shareholders that they vote in favour of the Resolutions. The recommendation of the Fyffes Board that the Fyffes Shareholders vote in favour of the Resolutions, and the related recommendation of the financial advisers to the Fyffes Board, are set out in the Announcement of Revision of Exchange Ratio and, subject to Clause 5.3 of the Transaction Agreement, shall (subject to the approval of the Irish High Court) be incorporated in any revised Scheme Document and shall be incorporated in any other document sent to Fyffes Shareholders in connection with the Combination to the extent required by the Takeover Rules.

2.5	Chiquita confirms that, as of the date hereof, the Chiquita Board has determined that the transactions contemplated by the Transaction Agreement, as amended by this Amendment, are fair to and in the best interests of Chiquita and the Chiquita Shareholders and the Chiquita Board has resolved to recommend to the Chiquita Shareholders that they vote in favour of the adoption of the Transaction Agreement, as amended by this Amendment. The recommendation of the Chiquita Board that the Chiquita Shareholders vote in favour of the adoption of the Transaction Agreement, as amended by this Amendment, shall (subject to Clause 5.4 of the Transaction Agreement) be incorporated in the Joint Proxy Statement, as supplemented by the Proxy Statement Supplement (as defined below) and the Form S-4, as amended by the S-4 Amendment (as defined below).

3.	Amendments to the Transaction Agreement

(a)	Clause 1.1 of the Transaction Agreement is hereby amended and supplemented by restating the following definitions:

““Expenses Reimbursement Agreement”, the expenses reimbursement agreement dated March 10, 2014 between Chiquita and Fyffes, as amended by the supplemental expenses reimbursement agreement dated September 25, 2014;”

and

““Support Letter”, means the letter dated March 7, 2014, which was signed on behalf of the Article 6 Martial Trust under the First Amended and Restated Jerry Zucker Revocable Trust, dated April 2, 2007, as supplemented by the letter dated September 23, 2014;”

and including the following definition:

““Announcement of Revision of Exchange Ratio”, the announcement in the Agreed Form to be made by the Parties on or about September 26, 2014 in respect of their agreement to change the Exchange Ratio as specified in the Transaction Agreement.”

(b)	Clause 8.1(c)(i) of the Transaction Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

“IrHoldco shall, in respect of each Fyffes Share subject to the Scheme: issue 0.1113 (the “Exchange Ratio”) of a IrHoldco Share (the “Share Consideration” together with any cash in lieu of Fractional Entitlements due a holder, the “Scheme Consideration”) to the applicable Fyffes Shareholder (and/or their nominees), which Share Consideration shall be duly authorised, validly issued, fully paid and non-assessable and free of Liens and pre-emptive rights; provided, however, that no fractions of IrHoldco Shares (the “Fractional Entitlements”) shall be issued by IrHoldco to the Fyffes Shareholders under this Clause 8.1(c)(i), and all Fractional Entitlements shall be aggregated and sold in the market by the Exchange Agent with the net proceeds of any such sale distributed pro-rata to the Fyffes Shareholders;

in accordance with the Scheme; and”

(c)	Clause 3.3 of the Transaction Agreement is hereby amended, supplemented and restated by the inclusion of the following new Clause 3.3(c) immediately before the existing Clause 3.3(c) and the renumbering of the existing Clause 3.3(c) and (d) as Clause 3.3(d) and (e):

“(c) Fyffes, Chiquita and IrHoldco each shall take, or cause to be taken, such other steps as are reasonably required of it for the proper implementation of the Scheme as shall be revised in accordance with the terms of the Announcement of Revision of Exchange Ratio.”

(d)	Clause 9.1(a)(viii) of the Transaction Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

“By Fyffes, in the event that (A) a Chiquita Change of Recommendation shall have occurred or (B) the Chiquita Shareholder Approval shall not have been obtained on or prior to October 24, 2014.”

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4.	Fyffes covenant

4.1	Fyffes shall:

(a)	as promptly as reasonably practicable make all necessary applications to the High Court in connection with the implementation of the Scheme (as to be revised in accordance with the terms of the Announcement of Revision of Exchange Ratio as contemplated by this Amendment), including issuing appropriate proceedings requesting the High Court to order that the amendment to the terms of the Scheme in accordance with the terms of the Announcement of Revision of Exchange Ratio be approved or noted , using all reasonable endeavors so as to ensure that the hearing of such proceedings occurs as promptly as reasonably practicable in order to facilitate the dispatch of any revised Scheme Document, seeking such directions of the High Court as it considers necessary or desirable in connection with the Court Meeting and convening the Court Meeting as promptly as reasonably practicable following such application to the High Court;

(b)	in accordance with the directions of the High Court procure the publication of the requisite advertisements and dispatch of any revised Scheme Document (in a form acceptable to the Panel) and supplemental forms of proxy (if any) for the use at the Court Meeting and the EGM (the form of which shall be agreed between the Parties) (a) to Fyffes Shareholders on the register of members of Fyffes on the record date as agreed with the High Court, as promptly as reasonably practicable after the approval of the High Court to dispatch the documents being obtained, and (b) to the holders of the Fyffes Options or Fyffes Share Awards on such date, for information only, as promptly as reasonably practicable after the approval of the High Court to dispatch the documents being obtained.

(c)	use commercially reasonable efforts to obtain agreement from the holders of Fyffes Options as soon as practicable to effect any rule changes or amendments to the Fyffes Option Scheme reasonably considered necessary by Chiquita to ensure that the terms of Fyffes Rollover Options reflect the Fyffes Equity Exchange Ratio as revised in accordance with the terms of the Announcement of Revision of Exchange Ratio.

5.	Additional covenants

5.1	As promptly as reasonably practicable following the date of this Amendment, each of the Parties shall cooperate in preparing and, in the case of the Chiquita Parties, shall cause to be filed with the SEC (a) a mutually acceptable supplement to the Joint Proxy Statement (the “Proxy Statement Supplement”) and (b) to the extent required, a post-effective amendment to the Form S-4 (the “S-4 Amendment”), in each case, reflecting the terms of the Announcement of Revision of Exchange Ratio and any other changes mutually agreed by the Parties. The Parties shall comply with the provisions of Clause 3.7 of the Transaction Agreement with respect to the Proxy Statement Supplement and the S-4 Amendment.

5.2	Subject to Clause 3.7(b) of the Transaction Agreement, Chiquita shall duly take all lawful action to adjourn the Chiquita Shareholders Meeting scheduled for October 3, 2014 to October 24, 2014 for the purpose of obtaining the Chiquita Shareholder Approval.

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6.	Waiver.

The Parties acknowledge and agree that the execution of this Amendment does not amend or modify the terms of the waiver, dated as of September 7, 2014, between Chiquita and Fyffes insofar as Fyffes agreed not to object to actions taken by Chiquita described in sub-clauses (x) and (y) of Clause 5.4(b) of the Transaction Agreement in response to the receipt of a Chiquita Alternative Proposal and such terms of such waiver shall continue in full force and effect.

7.	Representations and Warranties

7.1	Fyffes represents and warrants to Chiquita as follows: Fyffes has all requisite corporate power and authority to enter into this Amendment and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment and the consummation of the transactions contemplated hereby have been duly and validly authorised by the Fyffes Board and no other corporate proceedings on the part of Fyffes are necessary to authorise the consummation of the transactions contemplated hereby. This Amendment has been duly and validly executed and delivered by Fyffes and, assuming this Amendment constitutes the valid and binding agreement of the Chiquita Parties, constitutes the valid and binding agreement of Fyffes, enforceable against Fyffes in accordance with its terms. The execution and delivery by Fyffes of this Amendment do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not conflict with or result in any violation of any provision of the Organisational Documents of Fyffes.

7.2	The Chiquita Parties jointly and severally represent and warrant to Fyffes as follows: Chiquita and each Chiquita Merger Party has all requisite corporate power and authority to enter into this Amendment and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment and the consummation of the transactions contemplated hereby have been duly and validly authorised by the Chiquita Board and the board of directors of each Chiquita Merger Party and no other corporate proceedings on the part of Chiquita or any Chiquita Merger Party are necessary to authorise the consummation of the transactions contemplated hereby. This Amendment has been duly and validly executed and delivered by Chiquita and each Chiquita Merger Party and, assuming this Amendment constitutes the valid and binding agreement of Fyffes, constitutes the valid and binding agreement of Chiquita and each Chiquita Merger Party, enforceable against Chiquita and each Chiquita Merger Party in accordance with its terms. The execution and delivery by Chiquita and each Chiquita Merger Party of this Amendment do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not conflict with or result in any violation of any provision of the Organisational Documents of Chiquita or the Chiquita Merger Parties.

8.	General

8.1	This Amendment shall be governed by, and construed in accordance with, the Laws of Ireland; provided, however, that the Merger and matters related thereto shall, to the extent required by the Laws of the State of New Jersey, be governed by, and construed in accordance with, the Laws of the State of New Jersey.

8.2	This Amendment may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Amendment. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

8.3	Except as expressly set forth herein, this Amendment shall not modify or in any way affect any of the provisions of the Transaction Agreement, which shall remain in full force and effect. From and after the date hereof, all references to the term “Agreement” in the Transaction Agreement shall be deemed to refer to the Transaction Agreement, as amended hereby.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

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IN WITNESS whereof the Parties have entered into this Amendment on the date specified above.

SIGNED for and on behalf of
CHIQUITA BRANDS INTERNATIONAL, INC. by its
authorised signatory:

/s/ Edward F. Lonergan
Signature

Edward F. Lonergan
Print Name
Title: President and Chief Executive Officer

[Signature Page to Amendment No. 1 to the Transaction Agreement]

IN WITNESS whereof the Parties have entered into this Amendment on the date specified above.

SIGNED for and on behalf of
CHIQUITAFYFFES LIMITED by its
authorised signatory:

/s/ Paolo Prudenziati
Signature

Paolo Prudenziati
Print Name
Title: Director

[Signature Page to Amendment No. 1 to the Transaction Agreement]

IN WITNESS whereof the Parties have entered into this Amendment on the date specified above.

SIGNED for and on behalf of
CBII HOLDING CORPORATION by its
authorised signatory:

/s/ Brian W. Kocher
Signature

Brian W. Kocher
Print Name
Title: President

[Signature Page to Amendment No. 1 to the Transaction Agreement]

IN WITNESS whereof the Parties have entered into this Amendment on the date specified above.

SIGNED for and on behalf of
CHICAGO MERGER SUB, INC. by its
authorised signatory:

/s/ Brian W. Kocher
Signature

Brian W. Kocher
Print Name
Title: President

[Signature Page to Amendment No. 1 to the Transaction Agreement]

IN WITNESS whereof the Parties have entered into this Amendment on the date specified above.

GIVEN under the common seal
of FYFFES PLC

/s/ David McCann
Signature

David McCann
Print Name
Title: Chairman

/s/ Tom Murphy
Signature

Tom Murphy
Print Name
Title: Director

[Signature Page to Amendment No. 1 to the Transaction Agreement]